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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) December 9, 1998


                         J.P. MORGAN & CO. INCORPORATED
             (Exact name of registrant as specified in its charter)



           DELAWARE                      1-5885                  13-2625764
    (State or other juris-             (Commission              (IRS Employer
   diction of incorporation)          File Number)           Identification No.)



        60 WALL STREET, NEW YORK, NEW YORK                  10260-0060
     (Address of principal executive offices)               (Zip Code)


        Registrant's telephone number, including area code (212) 483-2323


          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

         On December 9, 1998, the Registrant issued a press release declaring its common stock, Adjustable Rate Cumulative Preferred Stock Series A and Cumulative Preferred Stock Series H dividends for the quarter ending December 31, 1998. The Registrant also announced that operating earnings for the 1998 fourth quarter are expected to be lower than in the 1998 third quarter and will record a charge related to previously reported cost reduction programs. In addition, the Registrant announced the purchase of up to $750 million of its common stock which may be made in 1999 or beyond. A copy of such press release is attached hereto as Exhibit 99.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial Statements

             NONE.

         (b) Pro Forma Financial Information

             NONE.

         (c) Exhibits

             99. Copy of press release of J.P. Morgan & Co. Incorporated dated
                 December 9, 1998.
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                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        J.P. MORGAN & CO. INCORPORATED
                        ------------------------------
                        (REGISTRANT)




                        /s/   Grace B. Vogel
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                        NAME:  Grace B. Vogel
                        TITLE: Chief Accounting Officer



DATE: December 9, 1998